EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation

Chambersburg, Pennsylvania

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in Franklin Financial Services Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Wilkes-Barre, Pennsylvania

January 30, 2014